Exhibit 15.1

HK office: 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong

香港 皇后大道中三五九至三六一號 南島商業大廈七樓

Tel : (852) 2851 7954 Fax: (852) 2545 4086

Kowloon office: Room 2105-06, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong

九龍 旺角 亞皆老街八號 朗豪坊辦公大樓2105-06室

Tel: (852) 2780 0607 Fax: (852) 2780 0013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

China Ceramics Co., Ltd.

We hereby consent to the incorporation by reference in the Registration Statement of China Ceramics Co., Ltd. (the “Company”) on Form F-3 (File No. 333-206516) of our report dated May 15, 2017, with respect to our audits of the consolidated financial statements as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, which appears in this Annual Report on Form 20-F of the Company for the year ended December 31, 2016.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited

Hong Kong, China

May 15, 2017